EXHIBIT 23.1





                                  INDEPENDENT AUDITORS' CONSENT



The Board of Directors
UCI Medical Affiliates, Inc.



We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated January 8, 1999 appearing on page 27 of the UCI Medical Affiliates, Inc. Annual Report on Form 10-KSB for the year ended September 30, 1998. We also consent to the reference to us under the heading "Experts" in such Prospectus.



/s/ PricewaterhouseCoopers, LLP



Columbia, South Carolina
March 1, 1999